SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 1997


Commission File Number:  0-7914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware                                84-0592823
(State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification Number)

633 Seventeenth St., Suite 1670
Denver, Colorado  80202
(Address of principal executive offices)

(303) 294-9525
(Registrant telephone including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                         Yes (    X    )      No (         )

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                              Common Stock: 16,580,487

                           INFORMATION INCLUDED IN REPORT

Item 4.  Changes in Registrant's Certifying Accountant

(a) Replacement of Former Independent Accountant

On April 26, 1997, the Board of Directors of the Registrant approved the replacement of Arthur Andersen LLP as the Registrant's independent public accountant and auditor for the fiscal year ended at March 31, 1997. Such action was taken based on the belief that a smaller firm would better serve the Registrant.

None of the Registrant's financial statements audited by Arthur Andersen LLP commencing from the fiscal year ended March 31, 1994 through the fiscal year ended March 31, 1996 contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Also, during this period, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) Appointment of New Independent Accountant

Effective as of May 1, 1997, the Registrant's new independent public accountant is BDO Seidman, LLP, whose business address is 303 E. Seventeenth Avenue, Suite 600, Denver Colorado 80203. The appointment of BDO Seidman, LLP as the Registrant's independent public accountant was approved by the Board of Directors of the Registrant.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Letter Re: Change in Certifying Accountant.

As of the date of this report, the Registrant has not received any letter from Arthur Andersen LLP responding to its agreement or disagreement with the disclosures applicable to the Registrant's change of its independent accountant. At such time as it receives the required letter from Arthur Andersen LLP, the Registrant will file the same as an amendment to this report.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BASIC EARTH SCIENCE SYSTEMS, INC.



Date:     May 1, 1997              By:  /s/ Ray Singleton
          ---------------               ---------------------
                                        Ray Singleton, President